    As filed with the Securities and Exchange Commission on September 6, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________
                           WYNDHAM INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

                         Delaware                            94-2878485
               (State or other jurisdiction               (I.R.S. Employer
             of incorporation or organization)         Identification Number)

                   1950 Stemmons Freeway                      75207
                        Suite 6001                          (Zip Code)
                       Dallas, Texas
         (Address of principal executive offices)

                     Second Amendment and Restatement of the
                           Wyndham International, Inc.
                             1997 Incentive Plan and
                     Wyndham International Employee Savings
                                & Retirement Plan
                            (Full title of the plan)

                                Fred J. Kleisner
                Chairman of the Board and Chief Executive Officer
                        1950 Stemmons Freeway, Suite 6001
                               Dallas, Texas 75207
                                 (214) 863-1000
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                    Copy to:
                            N. Kathleen Friday, P.C.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1700 Pacific Avenue, Suite 4100
                            Dallas, Texas 75201-4675
                                 (214) 969-2800
                             ______________________

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                              Proposed Maximum       Proposed Maximum      Amount of
         Title of Securities              Amount to be       Offering Price Per     Aggregate Offering    Registration
           to be Registered               Registered (1)         Share (2)                Price (2)            Fee
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01
per share ("Class A Common Stock")         10,000,000             $2.37               $23,700,000             $5,925
=======================================================================================================================

(1) Issuable upon the exercise of options, the vesting of restricted unit awards or the exercise or the vesting of certain other awards pursuant to the Second Amendment and Restatement of the Wyndham International,
       Inc. 1997 Incentive Plan. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment to the provisions of the Second Amendment and
       Restatement of the Wyndham International, Inc. 1997 Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the Class A Common Stock to be registered hereunder has been calculated based on the average of the high and low sales prices of the Class A Common Stock of Wyndham International,
       Inc. on September 4, 2001, as reported by the New York Stock Exchange.
================================================================================

Incorporation of Documents by Reference
---------------------------------------

          This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan were filed with the Securities and Exchange Commission on July 6, 1999 and December 12, 2000, respectively. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statements on Form S-8 (File Nos. 333-82325 and 333-51678), filed with the Securities and Exchange Commission on July 6, 1999 and December 12, 2000, including any amendments to such registration statements, are incorporated herein by reference.

Second Amendment and Restatement of the Wyndham International, Inc. 1997
------------------------------------------------------------------------
Incentive Plan
--------------

          The Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan (the "Plan") was approved by the Registrant's stockholders at the Registrant's annual meeting on May 24, 2001. The amendment and restatement of the Plan made the following changes to the Plan:

 .    Increased the Number of Shares Available for Awards. The number of shares of Class A Common Stock available for issuance pursuant to awards made under the Plan was increased to an amount equal to 10% of the outstanding Class A Common Stock determined on a fully diluted basis. For purposes of the Plan, "fully diluted basis" means the assumed conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock, the assumed exercise of all outstanding stock options and the assumed conversion of all units of partnership interest in Patriot American Hospitality Partnership, L.P. and Wyndham International Operating Partnership, L.P. that are subject to redemption.

 .    Permits Restricted Unit Awards. The amendment and restatement of the Plan permits the Registrant's compensation committee to provide in the agreement governing a restricted unit award that following a change in control in which the shares of Class A Common Stock are changed into or exchanged for a different kind of stock or other securities or cash or other property, the unvested portion of a restricted unit award shall thereafter upon vesting be settled in stock, other securities, cash or other property upon such terms and subject to such conditions as the compensation committee may determine.

 .    Other Changes. The amendment and restatement of the Plan also (i) deleted certain provisions from the Plan that by their terms are no longer applicable to the Registrant following the restructuring of the Registrant in June 1999, (ii) added a provision requiring that the compensation committee, which administers the Plan, have at least two members, and (iii) made certain other minor changes to the Plan.

Exhibits
--------

          See Index to Exhibits, attached hereto.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 6th day of September, 2001.

                        WYNDHAM INTERNATIONAL, INC.


                        By: /s/ FRED J. KLEISNER
                            -------------------------------------------------
                            Fred J. Kleisner
                            Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Wyndham International, Inc., hereby constitute and appoint Fred J. Kleisner as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as directors and officers to enable Wyndham International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 6, 2001.

Signature                           Title
---------                           -----

/s/ FRED J. KLEISNER                Chairman of the Board and Chief Executive
-------------------------------     Officer (Principal Executive Officer)
Fred J. Kleisner

/s/ RICHARD A. SMITH                Executive Vice President and Chief Financial
-------------------------------     Officer (Principal Financial Officer and
Richard A. Smith                    Principal Accounting Officer)


/s/ KARIM ALIBHAI                   Director
-------------------------------
Karim Alibhai

/s/ LEON D. BLACK                   Director
-------------------------------
Leon D. Black

/s/ LEONARD BOXER                   Director
-------------------------------
Leonard Boxer

/s/ NORMAN BROWNSTEIN                            Director
------------------------------------
Norman Brownstein

/s/ STEPHEN T. CLARK                             Director
------------------------------------
Stephen T. Clark

/s/ MILTON FINE                                  Director
------------------------------------
Milton Fine

/s/ PAUL FRIBOURG                                Director
------------------------------------
Paul Fribourg

/s/ SUSAN T. GROENTEMAN                          Director
------------------------------------
Susan T. Groenteman

/s/ THOMAS H. LEE                                Director
------------------------------------
Thomas H. Lee

/s/ ALAN M. LEVENTHAL                            Director
------------------------------------
Alan M. Leventhal

/s/ WILLIAM L. MACK                              Director
------------------------------------
William L. Mack

/s/ LEE S. NEIBART                               Director
------------------------------------
Lee S. Neibart

/s/ MARC J. ROWAN                                Director
------------------------------------
Marc J. Rowan

/s/ ROLF E. RUHFUS                               Director
------------------------------------
Rolf E. Ruhfus

/s/ SCOTT A. SCHOEN                              Director
------------------------------------
Scott A. Schoen

/s/ SCOTT M. SPERLING                                Director
----------------------------------------
Scott M. Sperling

/s/ LYNN SWANN                                       Director
----------------------------------------
Lynn Swann

/s/ SHERWOOD M. WEISER                               Director
----------------------------------------
Sherwood M. Weiser

                                INDEX TO EXHIBITS

Exhibit
Number     Description of Exhibits
------     -----------------------

4.1* Second Amendment and Restatement of the Wyndham International, Inc. 1997 Incentive Plan.

5*         Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*      Consent of PricewaterhouseCoopers LLP.

23.2*      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
           Exhibit 5 filed herewith).

24.1*      Powers of Attorney (included on signature pages hereto)

____________________
*Filed herewith.